Media Contact:    Libby Hutchinson
                           1-800-228-9268
                           (206) 461-2484

Investor Contact: Doug Wisdorf
                           (206) 461-3805

                           JoAnn DeGrande             January 19, 1999
                           (206) 461-3186        FOR IMMEDIATE RELEASE

               Washington Mutual Announces Fourth-Quarter Earnings Continued Strong Operating Fundamentals and Increased Cash Dividend

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced fourth-quarter 1998 earnings of $157.1 million, or 27 cents per diluted share, compared with $337.4 million, or 59 cents per diluted share for the same period a year ago. Adjusted net income for the quarter, excluding charges associated with the completion of the merger with H.F. Ahmanson & Company and applying the effective tax rate for the entire year rather than an unusually low fourth-quarter tax rate, was $430.0 million, or 74 cents per diluted share.

     Earnings for 1998 were a record $1.49 billion, or $2.56 per diluted share, a 68 percent increase over earnings of $885.1 million, or $1.52 per diluted share, for the same period one year ago. (A number of merger-related and one-time charges affecting both fourth-quarter and 1998 earnings are outlined on page two.)

Common Stock Dividend

     Based on continued strong operating fundamentals, the company's board of directors declared an increase in the cash dividend on common stock to 23 cents per share, up from 22 cents the previous quarter. Dividends on the common stock are payable on Feb. 12, 1999 to shareholders of record as of Jan. 29, 1999.

     "The fourth quarter of 1998 capped off one of the most significant years in the history of Washington Mutual," said Kerry Killinger, the company's chairman, president and chief executive officer.


                                    - more -

Washington Mutual - 2

     "During the year, we successfully completed the integration of Great Western and finalized our merger with Ahmanson. Meanwhile, operating fundamentals remained strong throughout the year, as evidenced by our record lending activity and significant growth in both households and checking accounts throughout our service territory, thus establishing Washington Mutual as one of the leading consumer banking franchises nationally."

Merger-Related and Other Items for the Quarter and the Year

     Fourth-quarter earnings were significantly reduced by $472.5 million of pre-tax charges associated with the completion of the Ahmanson transaction. These charges were comprised of $431.5 million of transaction-related expenses, and $41.0 million in writedowns, reserves and other Ahmanson-related charges. At the same time, fourth-quarter earnings benefited from an unusually low tax rate of 26.11 percent due to a favorable adjustment in the value of the company's deferred tax assets.

     In addition to the items noted above, earnings for 1998 were positively impacted by the $289.0 million pretax gain on the sale of Ahmanson's 27 branches on the east coast of Florida. Earnings for 1997 were significantly affected by pretax transaction charges of $431.1 million related to the company's mergers with Great Western Financial Corporation and American Savings Bank, and were also impacted by the company's $100 million pretax writedown resulting from the securitization of approximately $1.2 billion of higher-risk residential mortgage loans originated by Great Western Bank.

Net Interest  Income and Other Income

     Net interest income in the fourth quarter was $1.08 billion, up from $999.1 million in the prior year's fourth quarter, primarily due to an increase in average interest-earning assets from $137.53 billion in fourth quarter 1997 to $153.25 billion for the same period in 1998. For the year, net interest income was $4.29 billion, up from $3.92 billion for 1997. The spread in the fourth quarter was 2.66 percent compared with 2.77 percent for the same period a year earlier. The margin was 2.85 percent in the most recent quarter versus 2.94 percent in fourth quarter 1997.


                                    - more -

Washington Mutual - 3

     Killinger pointed out that strong growth in fee-generating checking accounts continues to have a favorable effect on other income. A net increase of approximately 550,000 checking accounts, year over year, contributed to depositor and other retail banking fees of $163.6 million for the quarter, up 30 percent over $126.0 million for the same period one year ago. For the year, depositor and other retail banking fees totaled $568.4 million in 1998, a 19 percent increase over $478.7 million for 1997. Total other income in the fourth quarter was $321.3 million, up from $280.4 million for last year's fourth quarter.

     Mortgage banking income for the quarter was $31.2 million compared with $17.5 million in fourth quarter 1997, and for the year was $133.1 million versus a loss of $44.4 million in 1997. The loss in 1997 resulted from the company's pretax writedown of $100 million discussed above.

Loan Originations

     Continued relatively low interest rates for residential mortgages helped the company establish a new record for total loan originations in the fourth quarter of 1998 and for the year. Total loan originations during the most recent quarter were $15.53 billion, up from $9.79 billion for the fourth quarter of 1997. For the year, total loan originations were $52.69 billion, compared with $35.50 billion in 1997.

     In the fourth quarter, single-family residential loan originations (excluding residential construction) were $12.87 billion, up from $7.17 billion a year ago. For the year, single-family residential loan originations totaled $41.87 billion, up from $25.76 billion in 1997.

     Of the single-family residential loans originated in fourth quarter 1998, approximately 41 percent were adjustable-rate mortgages. On an annual basis, adjustable-rate mortgages represented 44 percent of the residential loans originated in 1998, reflecting the popularity of fixed-rate mortgages.

     Consumer loan originations were $624.3 million for the current quarter versus $679.8 million in the prior year's fourth quarter; and for the year were $3.07 billion, up from $2.83 billion the previous year. Residential construction originations were $446.0 million during the quarter just ended, up from $375.6 million in fourth quarter 1997; and were $1.75 billion for the current year, as compared with $1.45 billion in 1997.

                                    - more -

Washington Mutual - 4

Efficiency Ratio

     The company's operating efficiency ratio (defined as total other expense, excluding amortization of intangible assets, as a percentage of net interest income and other income) was 80.53 percent during the fourth quarter of 1998, compared with 51.09 percent for the fourth quarter of 1997. Without the impact of the previously mentioned adjustments associated with the Ahmanson and Great Western mergers, the efficiency ratio for the fourth quarter of 1998 would have been 46.77 percent, an improvement from 50.60 percent, during the same period one year ago.

     Killinger noted that the company is making excellent progress in achieving cost savings from recent mergers but is incurring costs to support its strong growth in loan originations and checking accounts.

     Other expense for the fourth quarter of 1998 was $1.15 billion, including $472.5 million in charges associated with the Ahmanson merger, as previously discussed. For the fourth quarter of 1997, other expense was $675.9 million, including $6.2 million in expenses related to the Great Western merger.

Credit Quality and Capital

     Nonperforming assets declined by 6 percent to $1.21 billion at Dec. 31, 1998, from $1.29 billion at Sept. 30, 1998, and down from $1.37 billion at year-end 1997. The ratio of nonperforming assets to total assets was 0.73 percent at Dec. 31, 1998, a decrease from 0.81 percent at the end of the third quarter, and down from 0.96 percent at year-end 1997.

     In the fourth quarter, the company made a $33.2 million provision for loan losses and took $11.4 million in writedowns on loans securitized and retained. For the quarter, net loan charge offs were $43.4 million, an improvement from $54.6 million for the same period one year ago. Loan loss reserves and reserves for losses on loans securitized and retained or sold aggregated $1.21 billion at Dec. 31, 1998, and represented 129 percent of nonaccrual loans.

Assets,  Stockholders' Equity and Capital Ratios

     Washington Mutual's consolidated assets were $165.49 billion at Dec. 31, 1998, up from $143.52 billion at year-end 1997. The increase was primarily the result of the retention of loans originated by the company, the purchase of mortgage-backed securities and whole loans, and the inclusion of Coast Savings.

                                    - more -

Washington Mutual - 5

     Total deposits were $85.49 billion at Dec. 31, 1998, up $958.5 million from the end of the third quarter of 1998. Transaction accounts, which include checking, money market, and savings accounts, rose $2.97 billion during the fourth quarter of 1998, while time deposits declined by $2.01 billion during the same period. The ratio of transaction accounts to total deposits stood at 49 percent at the end of 1998, an increase from 41 percent at the beginning of the year.

     At Dec. 31, 1998, stockholders' equity stood at $9.34 billion, or 5.65 percent of consolidated assets. In addition, capital ratios of the company's banking subsidiaries continued to exceed the federal regulatory requirements for classification as "well-capitalized" institutions, the highest regulatory standard.

Consumer  Finance

     Aristar, Inc., the holding company for Washington Mutual's consumer finance group, reported fourth-quarter net income of $11.5 million, versus $12.0 million for the same period in 1997. For the year, Aristar generated net income of $52.9 million in 1998, up 14 percent from $46.3 million one year ago.

Ahmanson  Merger Update

     "We've made significant progress in the integration of Ahmanson over the last three months and we remain on-track to complete our systems conversions by the middle of 1999," Killinger said. That progress included:

     Completing the merger with Ahmanson, effective Oct. 1, 1998;

     Reinforcing the company's corporate values,  strategies and culture through
personal  meetings  with  Ahmanson  employee  groups  by  Killinger   throughout
California and Texas;

     Comprehensive computer and sales training of Texas consumer banking employees in preparation for the upcoming systems conversion;

     Technical training for lending managers and loan support employees at former Ahmanson lending offices;

     Merging Griffin Financial Services (Ahmanson's broker/dealer subsidiary) with WM Financial Services, effective Jan. 1, 1999; and

     Combining the commercial real estate lending operations of the former Home Savings of America and Washington Mutual. This brings together California's top two multi-family lenders.

                                    - more -

Washington Mutual - 6

Year 2000 Update

     Washington Mutual's Year 2000 team is following a disciplined, five-phase process recommended by the Federal Financial Institutions Examination Council (FFIEC). During the fourth quarter, the company made excellent progress in testing key operating systems and continues to progress on schedule.

Other News

     On Dec. 9, 1998, the company's common stock began trading on the New York Stock Exchange (NYSE) under the ticker symbol "WM." Washington Mutual ranks among the top 5 percent of NYSE listed companies on a market capitalization basis.

Outlook

     "During the past two years, we've successfully brought acquired companies together under a unified culture and strategy. The result has been the formation of a financial powerhouse," Killinger said. "As we move forward, our priority is to continue building profitable relationships with both new and existing customers and establishing Washington Mutual as one of the nation's most efficient providers of financial services."

     With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Dec. 31, 1998, Washington Mutual and its subsidiaries had assets of $165.49 billion. The company operates more than 2,000 offices throughout the nation.

                                     # # #

     Editor's Note: Washington Mutual's press releases are available at no charge through the News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236.

     On    the    Internet,     press    releases    may    be    accessed    at
www.businesswire.com/cnn/wm.htm

                           Washington Mutual, Inc.(1)
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                          Quarter Ended                   Year Ended
                                                                            Dec. 31,                       Dec. 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                            1998           1997            1998           1997
-------------------------------------------------------------------------------------------------------------------------------
Interest Income
  Loans                                                               $2,064,500     $1,961,445     $ 8,166,769    $ 7,520,760
  Available-for-sale securities                                          466,815        390,365       1,707,874      1,674,375
  Held-to-maturity securities                                            265,172        221,055       1,175,334        791,242
  FHLB dividends and other interest income                                40,884         63,636         171,491        216,154
-------------------------------------------------------------------------------------------------------------------------------
    Total interest income                                              2,837,371      2,636,501      11,221,468     10,202,531
Interest Expense
  Deposits                                                               866,479        901,497       3,588,015      3,645,542
  Borrowings                                                             892,535        735,890       3,341,728      2,641,496
-------------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                             1,759,014      1,637,387       6,929,743      6,287,038
-------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                              1,078,357        999,114       4,291,725      3,915,493
Provision for loan losses                                                 33,223         55,430         161,968        246,642
-------------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses              1,045,134        943,684       4,129,757      3,668,851
Other Income
  Depositor and other retail banking fees                                163,631        125,971         568,376        478,700
  Securities and insurance fees and commissions                           61,534         60,815         251,328        244,406
  Loan servicing income                                                   26,215         34,989         117,356        141,278
  Mortgage banking income (loss)                                          31,212         17,515         133,084       (44,368)
  Gain on sale of retail deposit branch systems                                -              -         289,040         57,566
  Gain on sale of other assets                                             3,502         23,865          26,966         41,179
  Write down of loans securitized and retained                          (11,435)       (16,697)        (52,871)       (76,636)
  Other operating income                                                  46,658         33,964         190,869        154,037
-------------------------------------------------------------------------------------------------------------------------------
    Total other income                                                   321,317        280,422       1,524,148        996,162
Other Expense
  Salaries and employee benefits                                         294,256        288,816       1,190,679      1,168,604
  Occupancy and equipment                                                130,723        129,456         498,126        500,119
  Telecommunications and outsourced information services                  65,143         56,428         255,644        213,372
  Regulatory assessments                                                  14,634         14,808          63,204         59,887
  Transaction-related expense                                            431,539          6.239         508,286        431,125
  Amortization of intangible assets                                       26,693         22,229         104,252         89,351
  Foreclosed asset expense                                                 6,003         12,887          23,445         80,704
  Other operating expense                                                184,873        145,018         640,812        583,582
-------------------------------------------------------------------------------------------------------------------------------
    Total other expense                                                1,153,864        675,881       3,284,448      3,126,744
-------------------------------------------------------------------------------------------------------------------------------
      Income before provision for income taxes                           212,587        548,225       2,369,457      1,538,269
Provision for income taxes                                                55,500        210,831         882,525        653,151
-------------------------------------------------------------------------------------------------------------------------------
Net Income                                                             $ 157,087      $ 337,394    $  1,486,932     $  885,118
===============================================================================================================================
Net Income Attributable to Common Stock                                $ 157,087      $ 325,371    $  1,470,990     $  830,087
===============================================================================================================================

Net income per common share:
   Basic                                                                   $0.27          $0.61           $2.61          $1.56
   Diluted                                                                  0.27           0.59            2.56           1.52

     (1) All data contained in this schedule and the attached schedules have been restated to reflect the merger with H. F. Ahmanson & Company.


                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                                                                         Quarter Ended                   Year Ended
                                                                           Dec. 31,                       Dec. 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                           1998           1997            1998           1997
------------------------------------------------------------------------------------------------------------------------------
Data Used To Compute Per Share Amounts
  Net income                                                           $157,087       $337,394      $1,486,932       $885,118
  Preferred stock dividends:
    Nonconvertible                                                            -        (7,741)         (6,673)       (37,812)
    Convertible                                                               -        (4,282)         (9,269)       (17,219)
------------------------------------------------------------------------------------------------------------------------------
  Net income attributable to basic common stock                        $157,087       $325,371      $1,470,990       $830,087
==============================================================================================================================

  Net income                                                           $157,087       $337,394      $1,486,932       $885,118
  Preferred stock dividends, nonconvertible                                   -        (7,741)         (6,673)       (37,812)
------------------------------------------------------------------------------------------------------------------------------
  Net income attributable to diluted common stock                      $157,087       $329,653      $1,480,259       $847,306
==============================================================================================================================

  Average common shares used to calculate earnings per share:
    Basic                                                           581,286,242    531,641,681     564,420,541    532,412,178
    Common stock equivalents                                          1,896,694     24,793,236      14,141,764     24,346,845
------------------------------------------------------------------------------------------------------------------------------
    Diluted                                                         583,182,936    556,434,917     578,562,305    556,759,023

Financial Ratios
    Return on average assets                                              0.39%          0.95%           0.96%          0.63%
    Return on average equity                                               6.61          17.78           16.62          11.73
    Return on average common equity                                        6.61          18.25           16.67          11.95
    Efficiency ratio:
       Including amortization of intangible assets                        82.44          52.82           56.47          63.66
       Excluding amortization of intangible assets                        80.53          51.09           54.68          61.84

Weighted Average Interest Rates
  Yield on loans                                                          7.62%          7.85%           7.73%          7.77%
  Yield on investments                                                     6.88           7.19            7.03           7.14
------------------------------------------------------------------------------------------------------------------------------
    Yield on interest-earning assets                                       7.40           7.67            7.53           7.59

  Cost of deposits                                                         4.04           4.27            4.15           4.27
  Cost of borrowings                                                       5.70           5.97            5.85           6.04
------------------------------------------------------------------------------------------------------------------------------
    Cost of interest-bearing liabilities                                   4.74           4.90            4.83           4.87

    Net interest spread                                                    2.66           2.77            2.70           2.72
    Net interest margin                                                    2.85           2.94            2.88           2.89

Average Balances
  Loans                                                            $108,308,802   $ 99,897,693    $105,595,302   $ 96,824,787
  Investments                                                        44,936,531     37,629,969      43,481,623     37,560,324
------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                   153,245,333    137,527,662     149,076,925    134,385,111

  Deposits                                                           85,047,378     83,728,890      86,430,382     85,345,158
  Borrowings                                                         62,180,217     48,900,846      57,152,872     44,358,746
------------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                              147,227,595    132,629,736     143,583,254    129,703,904

  Total assets                                                      159,340,139    142,340,922     155,121,396    139,961,182
  Stockholders' equity                                                9,505,740      7,592,124       8,947,229      7,543,211


                             Washington Mutual, Inc.
                        Consolidated Statements of Income
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                          Quarter Ended
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Dec. 31,      Sept. 30,       June 30,        Mar. 31,
                                                                             1998           1998           1998            1998
--------------------------------------------------------------------------------------------------------------------------------
Interest Income
  Loans                                                                $2,064,500     $2,052,164     $2,059,908      $1,990,197
  Available-for-sale securities                                           466,815        430,077        430,389         380,593
  Held-to-maturity securities                                             265,172        288,197        305,922         316,043
  FHLB dividends and other interest income                                 40,884         43,840         46,364          40,403
--------------------------------------------------------------------------------------------------------------------------------
    Total interest income                                               2,837,371      2,814,278      2,842,583       2,727,236
Interest Expense
  Deposits                                                                866,479        890,311        927,429         903,796
  Borrowings                                                              892,535        860,598        825,457         763,138
--------------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                              1,759,014      1,750,909      1,752,886       1,666,934
--------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                               1,078,357      1,063,369      1,089,697       1,060,302
Provision for loan losses                                                  33,223         34,376         44,394          49,975
--------------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision or loan losses                1,045,134      1,028,993      1,045,303       1,010,327
Other Income
  Depositor and other retail banking fees                                 163,631        150,049        135,216         119,480
  Securities and insurance fees and commissions                            61,534         64,931         65,287          59,576
  Loan servicing income                                                    26,215         27,868         30,926          32,347
  Mortgage banking income                                                  31,212         34,210         40,614          27,048
  Gain on sale of retail deposit branch system                                  -        289,040              -               -
  Gain on sale of other assets                                              3,502          8,677         13,640           1,147
  Write down of loans securitized and retained                           (11,435)       (15,917)       (10,314)        (15,205)
  Other operating income                                                   46,658         50,208         54,034          39,969
--------------------------------------------------------------------------------------------------------------------------------
    Total other income                                                    321,317        609,066        329,403         264,362
Other Expense
  Salaries and employee benefits                                          294,256        299,785        305,407         291,231
  Occupancy and equipment                                                 130,723        120,820        126,366         120,217
  Telecommunications and outsourced information services                   65,143         64,211         66,729          59,561
  Regulatory assessments                                                   14,634         15,679         16,635          16,256
  Transaction-related expense                                             431,539         20,465         24,473          31,809
  Amortization of intangible assets                                        26,693         27,734         26,241          23,584
  Foreclosed asset expense (income)                                         6,003        (1,786)         10,345           8,883
  Other operating expense                                                 184,873        181,183        151,552         123,204
--------------------------------------------------------------------------------------------------------------------------------
    Total other expense                                                 1,153,864        728,091        727,748         674,745
--------------------------------------------------------------------------------------------------------------------------------
      Income before provision for income taxes                            212,587        909,968        646,958         599,944
Provision for income taxes                                                 55,500        349,498        248,357         229,170
--------------------------------------------------------------------------------------------------------------------------------
Net Income                                                             $  157,087     $  560,470     $  398,601       $ 370,774
================================================================================================================================
Net Income Attributable to Common Stock                                $  157,087     $  558,092     $  393,761       $ 362,050
================================================================================================================================

Net income per common share:
   Basic                                                                    $0.27          $0.98          $0.70           $0.66
   Diluted                                                                   0.27           0.96           0.68            0.64


                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                                                                                            Quarter Ended
---------------------------------------------------------------------------------------------------------------------------------
                                                                          Dec. 31,      Sept. 30,       June 30,        Mar. 31,
                                                                              1998           1998           1998            1998
---------------------------------------------------------------------------------------------------------------------------------
Data Used To Compute Per Share Amounts
  Net income                                                              $157,087       $560,470       $398,601        $370,774
  Preferred stock dividends:
    Nonconvertible                                                               -        (1,269)          (936)         (4,468)
    Convertible                                                                  -        (1,109)        (3,904)         (4,256)
---------------------------------------------------------------------------------------------------------------------------------
  Net income attributable to basic common stock                           $157,087       $558,092       $393,761        $362,050
=================================================================================================================================

  Net income                                                              $157,087       $560,470       $398,601        $370,774
  Preferred stock dividends, nonconvertible                                      -        (1,269)          (936)         (4,468)
---------------------------------------------------------------------------------------------------------------------------------
  Net income attributable to diluted common stock                         $157,087       $559,201       $397,665        $366,306
=================================================================================================================================

  Average common shares used to calculate earnings per share:
    Basic                                                              581,286,242    571,589,704    560,688,632     545,115,410
    Common stock equivalents                                             1,896,694     11,759,104     22,787,039      24,216,786
---------------------------------------------------------------------------------------------------------------------------------
    Diluted                                                            583,182,936    583,348,808    583,475,671     569,332,196


Weighted Average Interest Rates
  Yield on loans                                                             7.62%          7.72%          7.79%           7.82%
  Yield on investments                                                        6.88           7.05           7.05            7.15
---------------------------------------------------------------------------------------------------------------------------------
    Yield on interest-earning assets                                          7.40           7.53           7.56            7.63

  Cost of deposits                                                            4.04           4.14           4.18            4.25
  Cost of borrowings                                                          5.70           5.87           5.89            5.96
---------------------------------------------------------------------------------------------------------------------------------
    Cost of interest-bearing liabilities                                      4.74           4.84           4.84            4.89

    Net interest spread                                                       2.66           2.69           2.72            2.74
    Net interest margin                                                       2.85           2.88           2.89            2.91

Average Balances
  Loans                                                               $108,308,802   $106,237,972   $105,844,558    $101,912,526
  Investments                                                           44,936,531     43,235,725     44,440,046      41,276,673
--------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                      153,245,333    149,473,697    150,284,604     143,189,199

  Deposits                                                              85,047,378     85,426,522     88,979,283      86,293,066
  Borrowings                                                            62,180,217     58,235,865     56,170,181      51,900,360
---------------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                                 147,227,595    143,662,387    145,149,464     138,193,426

  Total assets                                                         159,340,139    155,456,034    156,435,935     149,137,681
  Stockholders' equity                                                   9,505,740      9,361,631      8,847,867       8,194,071


                             Washington Mutual, Inc.
                         Selected Financial Information
                (dollars in thousands, except per share amounts)
                                   (unaudited)

     Note: The following analysis of reported and adjusted earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                                                                      Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                            Dec. 31,        Sept. 30,       June 30,       Mar. 31,        Dec. 31,
                                                                1998             1998           1998           1998            1997
------------------------------------------------------------------------------------------------------------------------------------
Reported Financial Results
  Net income                                                $157,087         $560,470       $398,601       $370,774        $337,394
  Net income per diluted common share                          $0.27            $0.96          $0.68          $0.64           $0.59

  Financial ratios on reported financial results:
    Return on average assets                                   0.39%            1.44%          1.02%          0.99%           0.95%
    Return on average equity                                    6.61            23.95          18.02          18.10           17.78
    Return on average common equity                             6.61            24.00          18.08          18.28           18.25
    Efficiency ratio (excluding amortization of intangible
     assets)                                                   80.53            41.88          49.43          49.16           51.09


Adjusted Net Earnings
  Reported pretax income                                    $212,587         $909,968       $646,958       $599,944        $548,225
  Adjustments                                                472,549 (1)       20,465         24,473         31,809           6,239
------------------------------------------------------------------------------------------------------------------------------------
    Adjusted pretax income                                   685,136          930,433        671,431        631,753         554,464
  Provision for income tax benefit                           255,185          357,152        257,698        241,976         213,305
------------------------------------------------------------------------------------------------------------------------------------
    Adjusted net earnings                                   $429,951         $573,281       $413,733       $389,777        $341,159
====================================================================================================================================

  Earnings per diluted common share:
    Reported net income                                        $0.27            $0.96          $0.68          $0.64           $0.59
    Adjustments                                                (0.47) (1)       (0.02)         (0.02)         (0.03)          (0.01)
    Adjusted net earnings                                      $0.74            $0.98          $0.70          $0.67           $0.60
====================================================================================================================================

  Financial ratios on adjusted net earnings:
    Return on average assets                                   1.08%            1.48%          1.06%          1.05%           0.96%
    Return on average equity                                   18.09            24.49          18.70          19.03           17.97
    Return on average common equity                            18.09            24.55          18.77          19.23           18.46
    Efficiency ratio (excluding amortization of intangible
      assets)                                                  46.77            40.65          47.71          46.76           50.60

Amortization of Intangible Assets
  Total amortization of intangible assets during the period  $26,693          $27,734        $26,241        $23,584         $22,229
   Tax benefit (2)                                             4,933            5,192          4,912          4,415           6,589
------------------------------------------------------------------------------------------------------------------------------------
  Amortization of intangible assets, net of tax benefit      $21,760          $22,542        $21,329        $19,169         $15,640
====================================================================================================================================

     (1) Adjustments for fourth quarter 1998 consisted of transaction-related expenses and other charges associated with the completion of the Ahmanson transaction. The tax on this quarter was computed at the rate of 37.25%, the company's rate for the full year.

     (2) A tax benefit was included on approximately 48% (1998) and 76% (1997) of the amortization of intangible assets.


                             Washington Mutual, Inc.
                  Consolidated Statements of Financial Position
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                           Dec. 31, 1998  Dec. 31, 1997
------------------------------------------------------------------------------------------------------------------------
Assets
  Cash                                                                                      $  2,695,454   $  1,889,019
  Cash equivalents                                                                                61,520        830,978
  Trading securities                                                                              39,068         23,364
  Available-for-sale securities:
      Mortgage-backed securities ("MBS")                                                      32,399,591     18,624,163
      Investment securities                                                                      517,462      1,193,063
  Held-to-maturity securities:
      MBS                                                                                     13,992,235     17,085,036
      Investment securities                                                                      137,247        122,818
  Loans:
      Loans held in portfolio                                                                107,612,197     97,530,826
      Loans held for sale                                                                      1,826,549      1,141,367
      Reserve for loan losses                                                                (1,067,840)    (1,047,845)
------------------------------------------------------------------------------------------------------------------------
        Total loans                                                                          108,370,906     97,624,348
  Investment in Federal Home Loan Banks ("FHLBs")                                              2,030,027      1,471,469
  Foreclosed assets                                                                              274,767        340,582
  Premises and equipment                                                                       1,421,162      1,301,824
  Intangible assets                                                                            1,009,666        636,946
  Mortgage servicing rights                                                                      461,295        311,480
  Other assets                                                                                 2,082,881      2,067,308
------------------------------------------------------------------------------------------------------------------------
       Total assets                                                                         $165,493,281   $143,522,398
========================================================================================================================

Liabilities
  Deposits:
     Checking accounts                                                                      $ 13,460,731   $ 11,185,954
     Savings accounts and money market deposit accounts                                       28,285,868     22,928,816
     Time deposit accounts                                                                    43,745,542     49,314,663
------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                         85,492,141     83,429,433
  Federal funds purchased and commercial paper                                                 2,482,830      3,732,282
  Securities sold under agreements to repurchase                                              17,519,538     13,954,040
  Advances from FHLBs                                                                         39,748,613     25,114,776
  Other borrowings                                                                             5,449,508      7,175,279
  Other liabilities                                                                            5,456,251      2,515,503
------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                                     156,148,881    135,921,313
Stockholders' Equity                                                                           9,344,400      7,601,085
-----------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                                           $165,493,281   $143,522,398
========================================================================================================================

Common shares outstanding at end of period                                                   593,408,525    589,789,725
Book value per common share                                                                       $16.07         $12.61
Tangible book value per common share                                                               14.66          11.84


                             Washington Mutual, Inc.
                  Consolidated Statements of Financial Position
                             (dollars in thousands)
                                   (unaudited)

                                                                   Dec. 31, 1998   Sept. 30, 1998  June 30, 1998  Mar. 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
Assets
  Cash                                                              $  2,695,454   $  1,879,010    $  1,682,286   $  1,769,791
  Cash equivalents                                                        61,520        169,784         401,289        263,979
  Trading securities                                                      39,068         38,452          36,024        130,912
  Available-for-sale securities:
      Mortgage-backed securities ("MBS")                              32,399,591     27,070,604      24,129,275     25,161,533
      Investment securities                                              517,462        567,469         730,193      1,204,617
  Held-to-maturity securities:
      MBS                                                             13,992,235     15,113,334      16,403,671     16,799,287
      Investment securities                                              137,247        133,202         129,469        126,793
  Loans:
      Loans held in portfolio                                        107,612,197    105,830,184     104,795,730    103,781,522
      Loans held for sale                                              1,826,549      1,668,586       1,569,945      2,162,436
      Reserve for loan losses                                        (1,067,840)    (1,151,486)     (1,156,347)    (1,153,921)
-------------------------------------------------------------------------------------------------------------------------------
        Total loans                                                  108,370,906    106,347,284     105,209,328    104,790,037
  Investment in FHLBs                                                  2,030,027      1,946,267       1,749,922      1,625,122
  Foreclosed assets                                                      274,767        281,086         314,627        354,493
  Premises and equipment                                               1,421,162      1,443,988       1,440,715      1,386,254
  Intangible assets                                                    1,009,666      1,077,188       1,097,149      1,126,670
  Mortgage servicing rights                                              461,295        405,261         386,778        350,772
  Other assets                                                         2,082,881      2,279,788       2,342,546      2,367,832
-------------------------------------------------------------------------------------------------------------------------------
       Total assets                                                 $165,493,281   $158,752,717    $156,053,272   $157,458,092
===============================================================================================================================

Liabilities
  Deposits:
     Checking accounts                                              $ 13,460,731   $ 11,941,954    $ 12,623,882   $ 12,653,030
     Savings accounts and money market deposit accounts               28,285,868     26,835,529      24,976,990     24,547,565
     Time deposit accounts                                            43,745,542     45,756,161      50,387,287     52,525,681
-------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                 85,492,141     84,533,644      87,988,159     89,726,276
  Federal funds purchased and commercial paper                         2,482,830      5,353,523       4,758,298      5,002,718
  Securities sold under agreements to repurchase                      17,519,538     15,966,989      16,750,651     16,439,500
  Advances from FHLBs                                                 39,748,613     32,999,263      28,928,043     26,653,445
  Other borrowings                                                     5,449,508      5,690,820       6,032,211      6,304,544
  Other liabilities                                                    5,456,251      4,792,522       2,619,660      4,772,410
-------------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                             156,148,881    149,336,761     147,077,022    148,898,893
Stockholders' Equity                                                   9,344,400      9,415,956       8,976,250      8,559,199
-------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                   $165,493,281   $158,752,717    $156,053,272   $157,458,092
===============================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in thousands)
                                   (unaudited)

                                                          Dec. 31,      Sept. 30,       June 30,        Mar. 31,       Dec. 31,
                                                              1998           1998           1998            1998           1997
--------------------------------------------------------------------------------------------------------------------------------
Capital Adequacy
  Stockholders' equity/total assets                          5.65%          5.93%          5.75%           5.44%          5.30%
  Common stockholders' equity/total assets                    5.65           5.93           5.72            5.40           5.08
  Tangible stockholders' equity/total tangible assets         5.18           5.42           5.22            4.89           5.01
  Tangible stockholders' equity (including
    trust preferred securities)/total tangible assets         5.75           6.01           5.82            5.49           5.66



Retail Checking Accounts (1)
    WMB and WMBfsb                                         908,077        874,516        833,467         799,447        766,391
    WMB,FA                                               2,990,823      2,950,684      2,997,227       2,974,762      2,582,858
--------------------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                     3,898,900      3,825,200      3,830,694       3,774,209      3,349,249
================================================================================================================================

Retail Checking Account Activity (1)
 Net accounts opened during the quarter:
    WMB and WMBfsb                                          33,561         41,049         34,020          33,056         31,882
    WMB,FA                                                  40,139         13,903         22,465          69,121         89,505
--------------------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                          73,700         54,952         56,485         102,177        121,387
================================================================================================================================

  Accounts acquired (sold) during the quarter (2)                -       (60,446)              -         322,783         (1,554)


     (1) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.

     (2) Coast Savings Financial, Inc. was acquired during first quarter 1998 and the east coast Florida branches of Home Savings were sold during third quarter 1998.


                                                                                        Quarter Ended            Year Ended
                                                                                           Dec. 31,                Dec. 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                             1998           1997            1998           1997
-------------------------------------------------------------------------------------------------------------------------------
Consumer Finance Operations
   Net interest income                                                    $76,536        $66,415        $283,191       $247,205
   Provision for loan losses                                               21,660         19,400          79,760         66,600
   Other income                                                             7,037          6,908          27,147         26,555
   Other expense                                                           42,817         34,544         142,991        131,129
-------------------------------------------------------------------------------------------------------------------------------
      Income before provision for income                                   19,096         19,379          87,587         76,031
taxes
   Provision for income taxes                                               7,600          7,344          34,700         29,744
-------------------------------------------------------------------------------------------------------------------------------
      Net income                                                          $11,496        $12,035        $ 52,887       $ 46,287
================================================================================================================================

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                              Quarter Ended Dec. 31,                          Year Ended Dec. 31,
-------------------------------------------------------------------------------------------------------------------------------
                                              1998           1997       % Change           1998            1997       % Change
-------------------------------------------------------------------------------------------------------------------------------
Loan Originations
  Single-family residential ("SFR"):
    Adjustable rate ("ARMs")             $ 5,282.7       $4,192.9            26%      $18,342.9       $16,871.4             9%
    Fixed rate                             7,586.0        2,977.6            155       23,526.8         8,892.3            165
  SFR - custom construction                  261.7          240.7              9        1,017.2           883.2             15
  SFR - builder construction                 184.3          134.9             37          731.1           565.3             29
  Apartment buildings                        488.7          484.7              1        2,014.8         1,857.9              8
  Other commercial real estate               165.1          130.2             27          471.7           495.0             (5)
  Commercial business                        262.6          224.0             17        1,011.5           759.5             33
  Manufactured housing                        59.7           76.9            (22)         281.0           324.6            (13)
  Second mortgage and other consumer         564.6          602.9            (6)        2,792.3         2,505.0             11
  Consumer finance                           675.0          723.0            (7)        2,500.3         2,345.4              7
-------------------------------------------------------------------------------------------------------------------------------
     Total loan originations             $15,530.4       $9,787.8            59%      $52,689.6       $35,499.6            48%
===============================================================================================================================

  As a percentage of total loan originations:
    SFR, excluding SFR construction             83%            73%                           79%             73%
    All other                                   17             27                            21              27


                                                 Quarter Ended Dec. 31, 1998                 Year Ended Dec. 31, 1998
---------------------------------------------------------------------------------------------------------------------------------
                                              Amount  % of category     % of total         Amount   % of category     % of total
---------------------------------------------------------------------------------------------------------------------------------
SFR Loan Originations
  Short-term ARMs:
     MTA                                   $ 1,632.5            90%            13%      $ 7,809.5              87%            19%
     COFI                                      175.9              9              1          852.2               9              2
     CMT                                         9.3              1              -          174.5               2              1
     Other                                       2.8              -              -          143.0               2              -
---------------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                 1,820.5           100%             14        8,979.2            100%             22
  Medium-term ARMs:
     MTA                                     3,390.1            98%             26        8,819.7             94%             21
     CMT                                        72.1              2              1          544.0               6              1
---------------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs                3,462.2           100%             27        9,363.7            100%             22
  Fixed-rate mortgages                       7,586.0                            59       23,526.8                             56
---------------------------------------------------------------------------------------------------------------------------------
       Total SFR loan originations         $12,868.7                          100%      $41,869.7                           100%
=================================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                            Change from
                                         Sept. 30, 1998       Dec. 31,      Sept. 30,       June 30,        Mar. 31,       Dec. 31,
                                       to Dec. 31, 1998          1998           1998           1998            1998           1997
-----------------------------------------------------------------------------------------------------------------------------------
Loans and MBS by Property Type
 Loans held in portfolio:
     SFR                                       $1,865.3    $  79,275.2    $  77,409.9    $  76,457.0     $  75,638.6    $  71,019.3
     SFR - custom construction                     34.6          515.4          480.8          462.9           453.2          476.6
     SFR - builder construction                    11.8          504.7          492.9          462.7           420.9          400.9
     Apartment buildings                        (174.4)       14,558.7       14,733.1       14,786.1        14,935.1       14,021.9
     Other commercial real estate                (52.4)        3,576.2        3,628.6        3,774.7         3,856.8        3,550.9
     Commercial business                           52.6        1,129.3        1,076.7        1,018.7           885.6          838.4
     Manufactured housing, second
      mortgage and other consumer                (107.1)       5,037.8        5,144.9        5,127.2         4,997.2        4,640.2
     Consumer finance                             151.6        3,014.9        2,863.3        2,706.4         2,594.1        2,582.6
------------------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                 1,782.0      107,612.2      105,830.2      104,795.7       103,781.5       97,530.8
  Loans securitized and retained as MBS        (2,264.5)      25,524.6       27,789.1       29,702.4        31,111.7       29,771.1
------------------------------------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS          (482.5)     133,136.8      133,619.3      134,498.1       134,893.2      127,301.9
  Loans held for sale                             157.9        1,826.5        1,668.6        1,570.0         2,162.4        1,141.4
  Less: reserve for loan losses                    83.7       (1,067.8)      (1,151.5)      (1,156.3)       (1,153.9)      (1,047.8)
------------------------------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized
      and retained as MBS                        (240.9)     133,895.5      134,136.4      134,911.8       135,901.7      127,395.5
  MBS purchased and retained                    6,472.4       20,867.2       14,394.8       10,830.5        10,849.1        5,938.1
------------------------------------------------------------------------------------------------------------------------------------
     Total loans and MBS                       $6,231.5     $154,762.7     $148,531.2     $145,742.3      $146,750.8     $133,333.6
====================================================================================================================================

Change in Loans and Securitized MBS
    Loans held in portfolio:
     Loans originated                                       $ 10,938.9     $  9,096.0     $  9,587.2      $  6,812.7     $  8,137.5
     Loans purchased or acquired (1)                           1,329.2        1,043.4          617.1         6,064.6            0.1
     Loans securitized                                         (828.5)        (629.1)      (1,098.1)         (734.4)      (3,731.3)
     Loans sold                                                 (23.6)          (6.1)         (10.0)           (8.5)         (15.0)
     Loan payments and other                                 (9,634.0)      (8,469.7)      (8,082.0)       (5,883.7)      (4,628.7)
------------------------------------------------------------------------------------------------------------------------------------
  Change in loans held in portfolio                            1,782.0        1,034.5        1,014.2         6,250.7         (237.4)
  Change in loans securitized
   and retained as MBS                                        (2,264.5)      (1,913.3)      (1,409.3)        1,340.6        2,859.0
------------------------------------------------------------------------------------------------------------------------------------
     Change in loans held in portfolio
      and loans securitized and
      retained as MBS                                           (482.5)        (878.8)        (395.1)        7,591.3        2,621.6
  Loans held for sale:
     Loans originated                                          4,591.5        3,553.5        4,080.8         4,028.9        1,650.3
     Loans sold                                               (4,433.6)      (3,454.9)      (4,673.2)       (3,007.9)      (2,587.3)
------------------------------------------------------------------------------------------------------------------------------------
  Change in loans held for sale                                  157.9           98.6         (592.4)        1,021.0         (937.0)
  Change in reserve for loan losses                               83.7            4.8           (2.4)         (106.1)           4.4
------------------------------------------------------------------------------------------------------------------------------------
     Total change in loans
      and securitized MBS                                 $     (240.9)  $     (775.4)   $    (989.9)     $  8,506.2     $  1,689.0
====================================================================================================================================

     As a percentage of total loans
      and securitized MBS at
      beginning of quarter                                        (0.2)%         (0.6)%         (0.7)%          6.7%           1.3%
     As a percentage of total
      assets at beginning of quarter                              (0.2)          (0.5)          (0.6)           5.9            1.2

  (1) First quarter 1998 includes acquisition of $6.04 billion in loans from Coast Savings.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                              Change from
                                             Sept. 30, 1998
                                              to Dec. 31,
                                                 1998                 Dec. 31, 1998                 Sept. 30, 1998
----------------------------------------------------------------------------------------------------------------------------
                                                                    Amount     % of total         Amount      % of total
----------------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS
  Short-term ARMs:
     COFI                                      $    (860.5)    $  74,901.8            51%    $  75,762.3              54%
     CMT                                            (787.2)        6,275.9              4        7,063.1               5
     MTA                                            1,208.0       11,747.4              8       10,539.4               8
     Other                                          4,569.8       16,153.4             11       11,583.6               8
----------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                        4,130.1      109,078.5             74      104,948.4              75
  Medium-term ARMs:
     MTA                                            2,181.8        7,529.6              5        5,347.8               4
     CMT                                           (1,718.0)       2,033.7              1        3,751.7               2
     COFI                                            (163.9)         739.3              1          903.2               1
     Other                                           (355.5)       2,303.0              2        2,658.5               2
----------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs                         (55.6)      12,605.6              9       12,661.2               9
----------------------------------------------------------------------------------------------------------------------------
  Fixed-rate loans held in portfolio               (3,180.7)       9,529.6              7       12,710.3               9
  Fixed-rate loans held for sale                      157.9        1,826.5              1        1,668.6               1
  Fixed-rate MBS                                    4,998.9       13,608.2              9        8,609.3               6
----------------------------------------------------------------------------------------------------------------------------
       Total real estate loans and MBS          $   6,050.6     $146,648.4            100%    $140,597.8             100%
============================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                         Dec.  31,     Sept.  30,       June 30,        Mar. 31,      Dec.  31,
                                                              1998           1998           1998            1998           1997
--------------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets ("NPAs")
  Nonaccrual loans:
    SFR and SFR construction                             $   761.7      $   849.0      $   909.5       $   940.0      $   856.0
    Apartment buildings and other
     commercial real estate                                   76.5           68.4           86.8           105.6           95.9
    Manufactured housing, second mortgage
      and other consumer                                      38.6           36.2           28.7            27.1           28.6
    Consumer finance                                          53.7           55.3           51.3            48.8           51.2
    Commercial business                                        7.4            3.0            2.1             2.5            2.6
--------------------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                937.9        1,011.9        1,078.4         1,124.0        1,034.3
  Foreclosed assets:
    SFR and SFR construction                                 215.2          215.7          233.7           279.0          269.9
    Apartment buildings and other
     commercial real estate                                   46.4           53.0           73.3            69.8           66.1
    Manufactured housing, second mortgage
      and other consumer                                      10.6           10.4            8.7             6.8            6.0
    Consumer finance                                           2.6            2.0            2.0             2.0            1.6
    Reserve for losses on foreclosed assets                      -              -           (3.1)           (3.1)          (3.0)
--------------------------------------------------------------------------------------------------------------------------------
       Net foreclosed assets                                 274.8          281.1          314.6           354.5          340.6
--------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                         $1,212.7       $1,293.0       $1,393.0        $1,478.5       $1,374.9
================================================================================================================================

  NPAs by property type:
    SFR and SFR construction                             $   976.9       $1,064.7       $1,143.2        $1,219.0       $1,125.9
    Apartment buildings                                       70.0           80.9          101.7            98.2           72.1
    Other commercial real estate                              52.8           40.5           58.4            77.2           89.9
    Manufactured housing, second mortgage
     and other consumer                                       49.2           46.6           37.4            33.9           34.6
    Consumer finance                                          56.4           57.3           53.3            50.8           52.8
    Commercial business                                        7.4            3.0            2.1             2.5            2.6
    Reserve for losses on foreclosed assets                      -              -           (3.1)           (3.1)          (3.0)
================================================================================================================================
       Total NPAs                                         $1,212.7       $1,293.0       $1,393.0        $1,478.5       $1,374.9
================================================================================================================================

       NPAs as a percentage of :
         Total loans                                          1.12%          1.22%          1.32%           1.41%          1.41%
         Total assets                                         0.73           0.81           0.89            0.94           0.96


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                        Dec.  31,     Sept.  30,       June 30,        Mar. 31,       Dec. 31,
                                                             1998           1998           1998            1998           1997
-------------------------------------------------------------------------------------------------------------------------------
Reserve for Loan Losses
  Balance, beginning of quarter                          $1,151.5       $1,156.3       $1,153.9        $1,047.8       $1,052.2
  Provision for loan losses                                  33.2           34.4           44.4            50.0           55.4
  Reserves added through business
   combinations                                                -              -              -            107.8              -
  Reserves transferred to other liabilities                 (73.6)          (0.8)            -               -            (5.2)
  Loans charged off:
    SFR and SFR construction                                (13.6)         (13.3)         (16.0)          (20.8)         (28.4)
    Commercial real estate                                   (6.7)          (5.8)          (9.3)           (9.5)         (10.2)
    Manufactured housing, second mortgage
     and other consumer                                      (8.1)          (5.4)          (6.1)           (7.5)          (4.8)
    Consumer finance                                        (24.5)         (23.9)         (24.6)          (24.0)         (23.2)
    Commercial business                                      (1.0)          (1.4)          (1.4)           (1.4)          (1.8)
-------------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                               (53.9)         (49.8)         (57.4)          (63.2)         (68.4)
  Recoveries of loans previously charged off:
    SFR and SFR construction                                  3.9            5.7            4.6             1.9            5.7
    Commercial real estate                                    2.2            1.2            5.5             4.7            2.5
    Manufactured housing, second mortgage
     and other consumer                                       0.4            0.5            0.5             0.4            0.4
    Consumer finance                                          3.6            3.8            4.7             4.3            5.2
    Commercial business                                       0.5            0.2            0.1             0.2              -
-------------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously
       charged off                                           10.6           11.4           15.4            11.5           13.8
-------------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                    (43.3)         (38.4)         (42.0)          (51.7)         (54.6)
-------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                $1,067.8       $1,151.5       $1,156.3        $1,153.9       $1,047.8
===============================================================================================================================
  Specific and allocated reserves:
    SFR                                                   $  16.3        $  16.3        $  16.3         $  19.3        $  18.0
    Commercial real estate                                  133.1          133.5          136.8           145.5          129.3
    Builder construction                                      0.9            0.9            1.9             2.0            2.2
    Commercial business                                       9.7            9.0            9.3             5.2            3.3
-------------------------------------------------------------------------------------------------------------------------------
      Total specific and allocated reserves                 160.0          159.7          164.3           172.0          152.8
  Unallocated reserves                                      907.8          991.8          992.0           981.9          895.0
-------------------------------------------------------------------------------------------------------------------------------
      Total reserve for loan losses                      $1,067.8       $1,151.5       $1,156.3        $1,153.9       $1,047.8
===============================================================================================================================

  Reserve for loan losses as a percentage of:
      Nonaccrual loans                                       114%           114%           107%            103%           101%
      Nonperforming assets                                     88             89             83              78             76

Reserve for losses on loans securitized and
 retained or sold                                        $  144.3        $  72.6        $  74.0         $  77.7        $  80.2

  Loss coverage as a percentage of
   nonaccrual loans (1)                                       129%           121%           114%            110%           109%


     (1) Nonaccrual loans include loans sold for which the company retains a credit risk. The reserve for losses on loans securitized and retained or sold is included as a component of "other liabilities." The loss coverage calculation includes this reserve in addition to the reserve for loan losses.
